PRELIMINARY PROXY MATERIAL
                                           Dated March 14, 1997


                   CENTURION T.A.A. FUND, INC.

              11545 West Bernardo Court, Suite 100
                   San Diego, California 92127


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MAY 2, 1997



TO THE SHAREHOLDERS OF CENTURION T.A.A. FUND, INC.:

     The annual meeting of the shareholders of Centurion T.A.A. Fund, Inc. (the "Fund") will be held at 11545 West Bernardo Court, Suite 100,
San Diego, California 92127, on May 2, 1997, at 10:00 a.m. for the following purposes:

     1.   To elect a Board of Directors for the Fund.

     2. To approve the selection of Squire & Company as the Fund's independent public accountants for the fiscal years ending December 31, 1996 and 1997.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH OTHER ITEM LISTED ON THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS.

     Shareholders of record at the close of business on February 28, 1997, are the only persons entitled to notice of and to vote at the meeting.

     Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE FUND FURTHER SOLICITATION EXPENSE. If you are present at the meeting, you may then revoke your proxy and vote in person, as explained in the Proxy Statement in the section entitled "ANNUAL MEETING OF SHAREHOLDERS -
MAY 2, 1997."  A return envelope is enclosed for your convenience.

                                                  Kenneth W. Elsberry
                                                  Secretary

Dated:  March 14, 1997



                                                 PRELIMINARY PROXY MATERIAL
                                                       Dated March 13, 1997


                                   PROXY




      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF


                        CENTURION T.A.A. FUND, INC.


               Annual Meeting of Shareholders - May 2, 1997



     The undersigned shareholder of CENTURION T.A.A. FUND, INC., a
Minnesota corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders to be held on May 2, 1997 at 10:00 a.m. Local Time, at 11545
West Bernardo Court, Suite 100, San Diego, California 92127 (telephone no.
(619) 673-8536), and hereby appoints Jack K. Heilbron and Kenneth W.
Elsberry, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Annual Meeting and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



     Either of such attorneys or their substitutes has and may exercise all of the powers of said attorneys-in-fact hereunder.


                            [SEE REVERSE SIDE]

                 ________________________________________

                CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[ X ]  Please mark votes
as in this example.

This Proxy will be voted as directed or, if no direction is indicated, will be voted FOR proposals 1 and 2, inclusive, below, and as said proxies deem advisable on such other matters as may properly come before the meeting.


1.   ELECTION OF DIRECTORS    Nominees: C.A. Freeland, R.E. Hall,
     J.K. Heilbron, R. W. Ketron, D. Werner

     [  ] VOTE FOR ALL        [  ] WITHHELD VOTE     [  ]  VOTE FOR
          NOMINEES                 FROM ALL                NOMINEES NOT
                                   NOMINEES                LINED OUT

(Instruction: You may withhold authority to vote for any individual nominee, by striking a line through the nominee's name above.)



2. PROPOSAL TO RATIFY THE APPOINTMENT OF SQUIRE & COMPANY AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEARS ENDED DECEMBER 31, 1996 AND 1997.

     [  ] FOR       [  ] AGAINST        [  ] ABSTAIN


(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
If shares are held by joint tenants or as community property, both should sign.)



Signature:                                                           Date:




Signature:                                                           Date:

                                                 PRELIMINARY PROXY MATERIAL
                                                       Dated March 13, 1997








                 ________________________________________

                              PROXY STATEMENT
                 ________________________________________





                        CENTURION T.A.A. FUND, INC.
                   11545 West Bernardo Court, Suite 100
                        San Diego, California 92127




               ANNUAL MEETING OF SHAREHOLDERS - MAY 2, 1997



     The enclosed Proxy is solicited by the Board of Directors of Centurion T.A.A. Fund, Inc. (the "Board") in connection with the annual meeting of shareholders of Centurion T.A.A. Fund, Inc. (the "Fund") to be held on May 2, 1997 at 10:00 A.M. at 11545 West Bernardo Court,
Suite 100, San Diego, California 92127, and at any adjournments thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Shareholders' Meeting and this Proxy Statement, will be paid by Centurion Counsel, Inc. ("Centurion Counsel"), the Advisor to the Fund. Such mailing took place on approximately March
27, 1997 Representatives of the Fund and Centurion Counsel may, without cost to the Fund, solicit Proxies for the management of the Fund by means of mail, telephone or personal calls.

     A Proxy with respect to the Fund may be revoked before the meeting by giving written notice of revocation to the Secretary of the Fund, or may be revoked at the meeting, prior to voting. Unless revoked, properly executed Proxies with respect to the Fund will be voted as indicated in this Proxy Statement. In instances where choices are specified by the shareholders in the Proxy, those Proxies will be voted or the vote will be withheld in accordance with each shareholder's choice. An "abstention" on any proposal will be counted as present for purposes of determining whether a quorum of shares is present at the meeting with respect to the proposal on which the abstention is noted, but will be counted as a vote "against" such proposal. Should any other matters come before the meeting, it is the intention of the persons named as proxies in the enclosed Proxy to act upon them according to their best judgment.

     Only shareholders of record at the close of business on February
28, 1997 may vote at the meeting or any adjournments thereof. As of that date there were issued and outstanding approximately
2,895,149 common shares, $0.01 par value, of the Fund.
Each shareholder of the Fund is entitled to one vote for each share of the Fund held. Voting for the election of directors is not cumulative, which means that the holders of a majority of the Fund's outstanding shares have the power to elect the entire board of directors of the Fund. None of the matters to be presented at the meeting will entitle any shareholder of the Fund to appraisal rights. In the event that sufficient Proxy votes in favor of the proposal set forth in Item 2 of the Notice of Annual Shareholders' Meeting are not received by May 2, 1997, the persons named as Proxies may propose one or more adjournments of the meeting to permit further solicitation of Proxies. Such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the meeting. The persons named as proxies will vote in favor of such adjournment if they are instructed to vote for the proposal set forth in Item 2 of the Notice of Annual Shareholders' Meeting. At the annual meeting, the shareholders of the Fund will be asked to reelect the current members of the Board and to approve the selection of the independent public accountant for the Fund.

                              SHARE OWNERSHIP

     As of March 12, 1997, to the knowledge of management, no person owned beneficially more than 5% of the outstanding shares of the Fund. None of the directors or nominees for the position of director or officers, as of February 28, 1997, beneficially owned shares of the Fund, except Mr. Heilbron, Mr. Werner and Mr. Ketron who owned beneficially 2,992; ,521 and 22,803 shares, respectively, of the Fund on such date (representing approximately 0.1%, 0.018% and 0.7876%, respectively, of the outstanding shares of the Fund).

                  ANNUAL, SEMIANNUAL REPORTS OF THE FUND

     The semi-annual report of the Fund containing unaudited financial statements for the six months ended June 30, 1996 was mailed to the shareholders on or about July 15, 1996 and the annual report of the Fund containing financial statements for the fiscal year ended December 31, 1996, was mailed to shareholders of the Fund on or about March 14, 1997.


                                PROPOSAL 1

                           ELECTION OF DIRECTORS

     It is intended that the enclosed Proxy will be voted for the election of the five (5) persons named below as directors for the Fund unless such authority has been withheld in the respective Proxy. The term of office of each person elected to be a director of the Fund will be until the next regular or annual meeting of the shareholders at which election of directors is an agenda item and until his successor is duly elected and shall qualify. Pertinent information regarding each nominee for the past five years is set forth following his name below.



                           Positions with the Fund
Name and (Age)             and Principal Occupations      Business Address

Carol Ann Freeland (57)    Has served as a director of      4015 Beltline Road
                           the Fund since December 20,      Suite 200
                           1994.  Since 1992, Executive     Dallas, TX 75244
                           Vice President, Collateral
                           Equity Management, of Dallas,
                           Texas. From 1987 to 1992,
                           Executive Vice President,
                           Financial Services Exchange,
                           Irving, Texas; from 1985 to
                           1986, Vice President, Marketing
                           Property Co. of America, Dallas,
                           Texas.


Richard E. Hall (70)       Has served as a director of the  10 Carson Drive
                           Fund since December 20, 1994.    Grant's Pass, OR
                           Since 1989, a retired financial  97526
                           planner and securities salesman.
                           Served as registered representative
                           with Planners Independent Management,
                           Inc. ("PIM") from 1983 to 1989 and
                           also as a director of PIM during that
                           period.  Until July, 1994, Mr. Hall
                           owned approximately 3% of the shares
                           of CI Holding Group, Inc., Centurion
                           Counsel's parent corporation.  At
                           that time he sold his shares for fair
                           value to an Affiliate of Centurion
                           Counsel.  There is no agreement or
                           understanding between Mr. Hall and
                           Centurion Counsel or its Affiliates
                           regarding his service as a director
                           of the Fund. Mr. Hall was a shareholder of Centurion until 1989.


Jack K. Heilbron (45)(1)   Has served as a director of the   11545 W. Bernardo
                           Fund since December 20, 1994.     Court, Suite 100
                           Previously, served as a Director San Diego, Ca 92127 of the Fund from 1989 to 1990. Has served as portfolio manager for the Fund since 1990. Since 1984 has served as Chairman and Chief Executive
                           Officer of CI Holding Group, Inc.
                           and of its affiliate, PIM and since
                           1989, Chairman and Chief Investment
                           Officer of Centurion Counsel, Inc.
                           Until 1989, a shareholder, officer
                           and director of Excel Interfinancial
                           Corporation, the parent of the
                           Advisor for the Fund from 1988 to
                           December 20, 1994.

Russell W. Ketron(51)(1),(2)Has served as a director of the   1701 Novato Blvd.
                            Fund since December 20, 1994.     Suite 204
                            A Certified Financial Planner     Novato, CA 94947
                            since 1977.  Since 1979 has been
                            a registered principal with
                            Protected Investors of America,
                            a national broker-dealer firm.
                            Has been an instructor at Sierra
                            Nevada College since 1985 and
                            at the College of Marin since
                            1991.

Douglas Werner (44)         Has served as a director of    140 Brightwood Ave.
                            the Fund since December 20,    Chula Vista, CA 92010
                            1994.  Since 1993 has been
                            President of Tracks Publishing,
                            a printing firm located in Chula
                            Vista, California. Since 1980, has
                            been President and owner of Werner
                            Graphics, a graphic design firm
                            located in San Diego, California.


(1)  Directors who are "interested persons" of Centurion Counsel,
     Centurion, the Fund, or a registered broker-dealer, as defined under the Investment Company Act of 1940, as amended.

(2) Even though this person may be an "affiliated person" of a broker-dealer registered under the Securities and Exchange Act of 1934, as defined under the Investment Company Act of 1940, the Fund has determined that this person will not thereby be considered an "interested person" of the Fund, Centurion Counsel, Centurion, CISI or PIM, as defined under the Investment Company Act of 1940 by reason of Rule 2a19-1(a) promulgated thereunder.


     None of the persons named as nominees for the Fund are directors of any Reporting Companies. "Reporting Companies" include companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or subject to the requirements of Section 15(d) of the 1934 Act, or any company registered as an investment company under the Investment
Company Act of 1940, as amended (the "1940 Act").

     The Fund does not have a standing audit or nominating committee of its board of directors, or committees performing similar functions. The Fund pays no compensation to any of its officers and directors, except for a fee of $250 for each meeting attended by each director not affiliated with Centurion Counsel and reimburses such nonaffiliated directors for their travel expenses to attend directors' meetings. The board of directors for the Fund held a total of four (4) regular meetings during its last fiscal year.

     The following table discloses the compensation paid by the Fund in its most recently completed fiscal year to its directors. The Fund does not maintain any pension, retirement or other arrangement other than as disclosed in the following table for compensating its Directors. The
Fund has no advisory board.

                       Aggregate        Pension or        Total Compensation
Name of Person;        Compensation     Retirement        From the Fund
Position               Paid by the Fund Benfits Accrued   Complex

Carol A. Freeland      $      750              -0-        $     750


Richard E. Hall               750              -0-              750


Russell W. Ketron             500              -0-              500


Douglas Werner                750              -0-              750


Jack K. Heilbron              -0-              -0-              -0-


     In voting for directors, you must vote all of your shares noncumulatively. This means that the owners of a majority of the Fund's outstanding shares have the power to elect the Fund's entire board of directors. The vote of a majority of shares of the Fund represented at the meeting, provided at least a quorum (a majority of the outstanding shares) is represented in person or by proxy, is sufficient for the election of the above nominees to the Board. By completing the Proxy, you give the proxy the right to vote for the persons named in the table above. If you elect to withhold authority for any individual nominee or nominees, you may do so by making an "X" in the box marked "WITHHELD," "VOTE FOR NOMINEES NOT LINED
OUT,and by striking a line through the nominees' name or names on the Proxy, that you do not vote for.

     Each of the nominees has agreed to serve as a director of the Fund until his or her replacement is elected and qualified. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board. In no event, however, can the Proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxies will vote for the election of each nominee to serve as a director of the Fund.

     Each of the Fund's current directors is a nominee for director. Pertinent information regarding each is set forth following his or her name above.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS
VOTE TO ELECT EACH OF THE NOMINEES TO THE BOARD OF
DIRECTORS OF THE FUND.

                                PROPOSAL 2

                       RATIFICATION OR REJECTION OF
                      INDEPENDENT PUBLIC ACCOUNTANTS

     At the annual meeting, the shareholders of the Fund will be asked to ratify the selection of the accounting firm of Squire & Co. as the Fund's independent public accountants.

     Background and General Information. The 1940 Act provides that every registered investment company shall be audited at least once each year by independent public accountants selected by a majority of the directors of the investment company who are not interested persons of the investment company. The 1940 Act requires that such selection be submitted for ratification or rejection by the shareholders at their next meeting following such selection. Squire & Co. have served as the Fund's independent public accountants since 1989. None of the principal accountants' reports on the financial statements for the past two years contained an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Squire & Co. has no material direct or indirect financial interest in the Fund, other than the receipt of fees for services to the Fund. The selection of Squire & Co. to be the Fund's independent public accountants for the fiscal years ended December 31, 1996 and 1997 has been approved by a majority of the directors of the Fund, including a majority who are not interested persons of Centurion
Counsel, or the Fund. A representative of Squire & Co. is not expected to be present at the meeting.

     At the annual meeting, the shareholders of the Fund will be asked to approve the selection of Squire & Co. to be the Fund's independent public accountants for the fiscal years ended December 31, 1996 and 1997.

     Shareholder Approval. The vote of a majority of the shares of the Fund represented at the meeting, provided at least a quorum (a majority of the outstanding shares) is represented in person or by proxy, is sufficient for the ratification of the selection of the independent public accountants.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE PROPOSAL. UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS.

                               OTHER MATTERS

     Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and currently knows of no other business to be presented. If any other matters are brought before the meeting, the appointed proxies will vote all Proxies on such matters in accordance with their judgment of the best interests of the Fund.


                                 BROKERAGE

     In effecting securities and commodities transactions, the Fund's investment advisor seeks to obtain the best price and execution of orders. Commission rates, being a component of price, are considered together with other relevant factors.

     After the annual meeting of shareholders, the Fund intends to continue to use Centurion Institutional Services, Inc. ("CISI"), PIM Financial Services, Inc. ("PIM") or other broker-dealers affiliated with Centurion Counsel as brokers for the Fund, but only if the provisions of
Section 17(e) of the Act (and the rules thereunder) are complied with and only where, in the judgment of the Fund's investment advisor, such firm will be able to obtain a price and execution at least as favorable as other qualified brokers, and the transactions effected by such firm, including the frequency thereof, the receipt of commissions payable in connection therewith and the selection of such firm, are not unfair or unreasonable to the shareholders of the Fund.

     In determining the commissions to be paid to an affiliated broker-dealer, it is the policy of the Fund that such commissions will, in the judgment of the Fund's investment advisor, be both at least as favorable as those which would be charged by other qualified brokers having comparable execution capability and at least as favorable as commissions contemporaneously charged by such broker-dealer on comparable transactions for its most favored unaffiliated customers, except for any customers of such broker-dealer considered by a majority of the disinterested directors not to be comparable to the Fund. While the Fund does not deem it practicable and in its best interest to solicit competitive bids for commission rates on each transaction, consideration will regularly be given to posted commission rates as well as to other information concerning the level of commissions charged on comparable transactions by other qualified brokers.

     When selecting brokers, business may be placed with broker-dealers who furnish investment research services to the Fund's investment advisor. Such research services include advice, both directly and in writing, as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. This allows the advisor to supplement its own investment research activities and enables it to obtain the views and information of individuals and research staffs of many different securities research firms prior to making investment decisions for the Fund. To the extent such commissions are directed to these other broker-dealers who furnish research services, the advisor receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Fund from these commissions. The advisor has not entered into any formal or informal agreements with any broker-dealers, and it does not maintain any "formula" which must be followed in connection with the placement of the Fund's portfolio transactions in exchange for research services, except as noted below. However, the advisor may maintain an informal list of broker-dealers which it may use as a general guide in the placement of the Fund's business, in order to encourage certain broker-dealers to provide it with research services which it anticipates will be useful to it. Because any such list would merely be a general guide which would be used only after the primary criteria for the selection of broker-dealers have been met, substantial deviations from the list are permissible and may be expected to occur. The advisor will authorize the Fund to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which the advisor exercises investment discretion. Generally, the Fund pays more than the lowest commission rates available.

     Subject to the policies set forth in the preceding paragraph and such other policies as the Fund's directors may determine, the advisor may consider sales of shares of the Fund and of other funds it may advise as a factor in the selection of broker-dealers to execute such Fund's portfolio transactions.

     During the years ended December 31, 1994, 1995 and 1996,
$617,652, $1,275,276 and $1,810,232, respectively, of the Fund's portfolio securities were purchased and sold through brokers or banks acting on a principal basis for which no commissions were charged, all of which were effected through brokers or banks unaffiliated with the Fund. During the years ended December 31, 1994, 1995 and 1996, the Fund paid a total of $9,141, $9,997 and $34,994 respectively, in brokerage commissions in connection with agency transactions; during 1994, 1995 and 1996, $-0- $3,271 and $9,051, respectively, were paid to broker-dealers who furnished investment research to the Fund's investment advisor. During 1994, 1995 and 1996, CISI, the Fund's principal underwriter, and its affiliate, PIM, together effected 90%, 87% and 75%, respectively, of the total volume of transactions in which commissions were paid and received 89%, 67% and 74%, respectively, of such commissions.

               SUPPLEMENTAL INFORMATION WITH RESPECT TO THE
FUND

     Certain information about the current executive officers of the Fund is set forth below. Each executive officer of the Fund may be removed from office at any time by a majority of the Fund's Board of Directors with or without cause.


                          Anticipated Position
Name of Officer (Age)     With The Fund            Principal Occupations

Jack K. Heilbron (45)     Chairman of the Board    Director, Treasurer and Vice
                          and Chief Investment     President; Chairman and
                          Officer                  Director of CI Holdings,
                                                   Centurion Counsel and PIM.

Mary R. Limoges (41)      Secretary                Secretary and Director of
                                                   CI Holding, Centurion
                                                   Counsel and President and a
                                                   director of PIM and CISI.

Kenneth W. Elsberry (58)  President, Chief         Chief Financial Officer of
                          Financial Officer and    CI Holding and PIM, and
                          Assistant Secretary      President and Chief Financial
                                                   of Centurion Counsel.

  Jack K. Heilbron and Mary R. Limoges are husband and wife. There are no other family relationships between the proposed executive officers or directors. Centurion Counsel's address is: 11545 West Bernardo Court, Suite 100, San Diego, California 92127.

     None of these executive officers or directors have family relationships with other executive officers or directors.

     During the fiscal years ended December 31, 1994, 1995, and 1996, the Fund did not pay compensation to any of its executive officers.

                           SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than November 10, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                 BALANCE SHEET OF CENTURION COUNSEL, INC.

     Attached hereto as Appendix B is the audited balance sheet of Centurion Counsel as of March 31, 1996.



                              KENNETH W.ELSBERRY,
                              Secretary

Dated:  March 13, 1997





Appendix B

                               CENTURION COUNSEL, INC.
                                        AND
                                   SUBSIDIARIES

                                   (Subsidiaries of
                               Centurion Group, Inc.)


                             CONSOLIDATED STATEMENTS OF
                                  FINANCIAL CONDITION
                                          AND
                           INDEPENDENT AUDITOR'S REPORT

                               March 31, 1996 and 1995

                    CENTURION COUNSEL, INC. AND SUBSIDIARIES
                     (Subsidiaries of Centurion Group, Inc.)

                                  Table of Contents

                              March 31, 1996 and 1995

                                                             Page

Independent Auditor's Report                                    1

Audited Financial Statements:

     Consolidated Statements of Financial Condition             2

     Notes to Consolidated Statements of Financial Condition  3-8

                         INDEPENDENT AUDITOR'S REPORT


Board of Directors
CENTURION Counsel, Inc. and Subsidiaries

We have audited the accompanying solidated statement of financial condition of CENTURION Counsel, Inc. and Subsidiaries (subsidiaries of Centurion Group, Inc.) as of March 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit. The statement of financial condition of CENTURION Counsel, Inc. and Subsidiaries as of March 31, 1995 was audited by other auditors whose report dated May 25, 1995, expressed an unqualified opinion on the financial statement.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the consolidated financial position of CENTURION Counsel, Inc. and Subsidiaries at March 31, 1996, in conformity with general accepted accounting principles.


Boros & Farrington
San Diego, CA

                        CENTURION COUNSEL, INC. AND SUBSIDIARIES
                         (Subsidiaries of Centurion Group, Inc.)
                      Consolidated Statements of Financial Condition
                                  March 31, 1996 and 1995
                                        ASSETS

                                                      1996             1995

Current assets
  Cash                                             $ 66,829         $  69,498
  Securities owned                                    3,448            26,206
  Receivables, net                                  119,063           107,305
  Due from affiliates                                22,374            41,159
  Current portion of note receivable from affiliate  32,472            29,470
  Prepaid expenses                                   46,852            94,611

   Total current assets                             291,038           368,569

Note receivable from affilite, less current portion 537,738          570,210
Stock exchange seat                                                   32,000
Furniture and equipment, net                          9,243
Intangibles, net                                     70,986            77,302

                                                   $909,005        $1,048,081


                             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Accounts payable and other accrued expenses      $ 94,430       $    74,154
  Deferred revenue                                   74,803           189,111
  Current portion of long-term debt                  23,876            21,829
  Accrued participating certificate fees             12,313             7,992
    Total current liabilities                       205,442           293,086
Long-term debt, less current portion                 21,599            45,475

    Total liabilities                               227,021           338,561

Stockholder's equity
  Preferred Stock, $10,000 par value                868,000           773,000
  Common Stock, no par value;10,000 share authorized 10,000            10,000
  Additional paid-in capital                         92,440           104,590
  Accumulated deficit                              (288,456)         (138,070)
    Total stockholder's equity                      681,984           709,520

                                                   $909,005        $1,048,081

              See notes to consolidated statement of financial condition

                       CENTURION COUNSEL, INC. AND SUBSIDIARIES
                       (Subsidiaries of Centurion Group, Inc.)
                 Notes to Consolidated Statements of Financial Condition


1.  THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

    The Company

    The financial statement includes the accounts of CENTURION Counsel, Inc. ("CCI") and its wholly-owned subsidiaries: CENTURION Institutional Services, Inc. ("CISI") and CHG Properties, Inc. ("CHG"). All significant inter-company balances have been eliminated in consolidation.

    CCI and its Subisdiaries (the "Company") are in the business of providing financial services. CCI operates as a registered investment advisor with its customers geographically dispersed across the United States of America. CIS began operations in fiscal 1996 as an introducing broker-dealer clearing customer transactions through another broker-dealer on a fully disclosed basis. CHG provides property management services primarily to affiliates.

    CCI is a wholly-owned subsidiary of Centurion Group, Inc. ("CGI"). CGI is engaged in the business of providing diversified financial services to the public. By common ownership, the Company is also related to PIM Financial Services, Inc.; PIM Insurance Services, Inc.; Bishop-Crown Investment Research, Inc.; CI Holding Group, Inc.; and Wyoming Casa Grande Associates, a California limited partnership.

    Revenue recognition

    Investment advisor fees are recognized over the term of the investment advisory agreement. Deferred revenue results from the billing in advance of investment advisory fees on a quarterly or annual basis. Property management and other service income is recognized when the services are rendered. Commission revenue is recorded on a trade date basis.

    Marketing incentives

    Referral fees are paid to other registered investment advisors and broker/ dealer. Such fees are amortized over the life of the investment advisory contract, which generally is a month, a quarter, or a year.

    Securities owned

    Securities owned are stated at market value, based on quoted market prices.

    Membership in exchange

    CIS purchased a membership in the Pacific Stock Exchange in October 1994 from an affiliate for $32,000 based on comparable sales. The membership was carried at cost. During fiscal 1996, the CIS sold the membership to an unrelated party.

    Furniture and equipment

    Furniture and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets.

    Intangible assets

    Intagible assets are amortized using the straight-line method over 5 years for organization costs and 15 years for the investment in a mutual fund advisory and administrative contract.

    Income taxes

    The Company fines consolidated federal and state income tax returns with CI Holding Group, Inc. and Subsidiaries. The subsidiaries record their deferred and current taxes on a separate company basis. The agreement provides that the subsidiaries are given credit in the year incurred for any deductions, net operating losses, and credits that are subject to consolidated tax return rules and limitations.

    The Company uses the liability method of accounting for income taxes whereby deferred tax asset and liability account balances are calculated at the balance sheet date using the current tax laws and rates in effect.

    Reclassifications

    Certain prior year financial statement classifications have been reclassified to conform with the current year's presentation.

2.  FURNITURE AND EQUIPMENT

    Furniture and equipment consist of the following at March 31:

                                             1996
    Furniture and equipment                $15,823
    Accumulated depreciation                (6,580)
                                           $ 9,243

3.  INTANGIBLE ASSETS

    Intangilbe assets consist of the following at March 31:

                                                   1996              1995
    Organization costs, net of accumulated     $ 1,669            $ 3,005
     amortization of $15,452 and $14,116
    Investment in a mutual fund advisory and
     administration contract, net of accumulated
     amortization of $5,395 and $415            69,317             74,297

                                               $70,986            $77,302

4.  RECEIVABLES

    Receivables

    Receivables consist of the following at March 31:

                                               1996               1995
    Investment advisory services           $108,377            $116,542
    Commissions                              19,259
    Sales representatives                                        15,000
    Other                                     3,927                 763
                                            131,563             132,305
    Less allowance for doubtful accounts     12,500              25,000
                                           $119,063            $107,305

    Due from affilates

    The balance due from affilates arises from transactions among the affiliated group of companies including cash advances and loans, transfer of assets, allocation of expenses, and recognition of income tax benefits. The amounts are non-interest bearing and due on demand.

    Note receivable from affilate

    The Company has a promissory note receivable from CI Holding Group, Inc. ("CIH"), the affilated group's parent, which requires annual payments of $83,790 through 2007 including interest at 9% per annum. CIH has no operating revenues of its own and depends on profits of its subsidiaries to make the payments on this note.

5.  LONG-TERM DEBT

    Long-term debt consists of a note payable issued to finance the purchase of the investment in a mutual fund advisory and administrative contract. The note provides for monthly payments of $2,250, with interest imputed a 9% per annum.

    Maturities of long-term debt are as follows:

                                              Amortization
       Year ending March 31:      Payments    of Discount           Net
          1997                     $27,000      $(3,124)         $23,876
          1998                      22,500         (901)          21,599
                                   $49,500      $(4,025)         $45,475

6.  PREFERRED STOCK

    Authorization

    The Company is authorized to issue 1,000 shares of preferred stock, issuable from time to time in one or more series. The Board of Directors shall determine and fix the rights, preferences, privileges, and restrictions relating to the preferred stock and the number of shares constituting and the disignation of said shares. The Board of Directors has authorized 100 shares of Series A Preferred Stock and 75 shares of Series B Preferred Stock. Except as noted below with respect to sinking fund requirements, the Series A and Series B shares are of equal rank.

    The following summarized preferred stock transcations and balances:

                                        Series A               Series B
                                   Shares   Amount        Shares    Amount
      Balance March 31, 1994         24.0  $240,000
      Preferred stock for cash       49.3   493,000
      Balance March 31, 1995         73.3   733,000
      Preferred stock for cash                             13.5    $135,000
      Balance March 31, 1996         73.3  $733,000        13.5    $135,000

      Gross revenue participation certifictes

      For each share of Series A and Series B Preferred Stock issued by the Company, the Company also issued a gross revenue participation certificate. Each participation certificate (i) will expire 36 months following the date the related preferred share is redeemed (the "Expiration Date"); (ii) entitles the holder to a quarterly payment equal to a percentage of the Company's quarterly gross revenue until the Expiration Date (this percentage shall decrease after the Expiration
      Date (this percentage shall decrease after the Expiration Date as follows:
      0.03% first 12 months, 0.02% second 12 months, and 0.01% third 12 months); (iii) is transferable separately from the related preferred share; and (iv) is non-redeemable.

      Voting rights

      The Series A and Series B Preferred Stock is non-voting.

      Dividends

      The holders of the preferred shares are entitled to quarterly cumulative cash dividends equal to the average prime rate posted by the federal reserve, if declared by the board of directors. The preferred stock shall receive any cumulative unpaid dividends before the payment of any dividends to common stockholders.

      Liquidation preferences

      The liquidation preference is $10,000 per share plus accrued and unpaid dividends before any liquidation payments to common stockholders.

      Redemption and sinking fund requirements

      The Series A and Series B Preferred Stock is redeemable at the election of the company and is subject to a mandatory redemption on and after April 30, 1999 and 2000, respectively, pursuant to the sinking fund requirements. The Company will establish a sinking fund account with a third-party broker/dealer or a federally insured financial institution for the benefit of the preferred stockholders and for the sole purpose of repaying and/or repurchasing the preferred stock. Commencing on April 30, 1999 (Series A) and April 30, 2000 (Series B) and on each succeeding April 30, the Company will be required to deposit cash and or preferred stock having a par value equal to 20% of the par value of the preferred shares outstanding on each such date.

      Based on current shares outstanding, sinking fund payments will be as follows:

         Year ending March 31:

           1999                                 $146,600
           2000                                  173,600
           2001                                  173,600
           2002                                  173,600
           2003                                  173,600
           2004                                   27,000

                                                $868,000

7.  REGULATORY REQUIREMENTS

    Regulatory investment advisor

    CCI is a registered investment advisor in various states which generally require, among other rules and regulations, that CCI maintain minimum levels of net capital (as defined) and minimum financial ratios. Management believes that it is in compliance with all such requirements.

    Net capital for broker/dealers in securities

    Under Rule 15c3-1 of the Securities Exchange Act of 1934, the CIS is required to maintain a minimum net capital (as defined) and a ratio of aggregate indebtedness to net capital (as defined) not exceeding 15 to 1.

    The Company's ratio at March 31, 1996 was 1.35 to 1. The basic concept of the Rule is liquidity, its object being to require a broker/dealer in securities to have at all times sifficient liquid assets to cover its current indebtedness. At March 31, 1996, CIS had net capital of $218,951 which was $118,951 in excess of the amount required by the SEC.

                                 CORPORATE PROFILE

                                     Founded 1984

                                    ASSETS MANAGED
                                      $90 Million


                               PORTFOLIO MANAGEMENT
                       Jack K. Heilbron/Chief Investment Officer
                         Christine Ashjian/Investment Analyst

                                 PROFESSION STAFF
                                         8

                                   TOTAL STAFF
                                        21

                                    SERVICES
                            Strategic Asset Allocation
                               Portfolio Management
                              Mutual Fund Management


Auditors
Boros & Farrington
11770 Bernardo Plaza Court, Suite 210
San Diego, CA 92127

Legal Counsel
Bruce J. Rushall, Esq.
Rushall & McGeever
2111 Palomar Airport Road #200
Carlsbad, CA 92009


CENTURION COUNSEL, INC.
1154 West Bernardo Court #100
San Diego, CA 92127
(619) 673-8536